UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.Regulation FD Disclosure

As previously announced, on March 21, 2017, Allscripts Healthcare Solutions, Inc. (the “Company”) will be hosting an investor day event in New York City beginning at 8:00 am Eastern time (“Investor Day”). The Company’s leadership team will present financial information and an overview of the Company’s strategic vision and growth strategy for domestic core systems, global markets, value-based care and post-acute segments. Interested persons will be able to access the material to be presented and a publicly-available live webcast of the Investor Day presentation via the Company’s website at http://investor.allscripts.com. The material and a replay of the webcast will also be available approximately two hours after conclusion of the presentation, for a period of at least four weeks, on the Company’s investor relations website. A copy of the material to be presented at the Investor Day is furnished as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

 The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Copy of Allscripts Healthcare Solutions, Inc. Investor Day Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: March 21, 2017
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Copy of Allscripts Healthcare Solutions, Inc. Investor Day Presentation

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